HEILONGJIANG LANXI SUNRISE LINEN TEXTILE INDUSTRY
CO.,LTD
And
Shufan Wang, Lijie Fu
LANXI TIANXIANFANG LINEN CO., LTD

Stock Acquisition Agreement

Harbin  China
November 15, 2010

Content

1. The parties of this Agreement

2. The basic objective facts of this Agreement

3. The status of this Agreement

4. The acquisition / transfer object

5 The basis and price to determine the stock acquisition / transfer price

6 The payment deadline and method of the acquisition price

7. Debt redemption supervision

8. The prerequisite of stock acquisition / transfer

9. The post processing provided that the prerequisite is out of completion

10. Delivery

11 The transferor joint guarantee

12. The guarantee of stable operation of all parties

13 Duty of confidentiality

14 Termination of the Agreement

15 Liability for breach of contract

16. Dispute Resolution

17. Notice

18 Miscellaneous

The Parties in this Agreement:

The Agreement was co-signed by the following parties on November 15, 2010 inHarbin, Heilongjiang Province, PRC.

Acquisition Party (hereinafter as ‘Party A’): HEILONGJIANG LANXI SUNRISE LINEN TEXTILE INDUSTRY CO., LTD

Address: Chengdong Street, Lanxi County, Heilongjiang Province

Legal Representative: RenGao

Transferor (hereinafter as ‘Party B’): Shufan Wang, female, Han, was born on March 27, 1954, ID Card No: 230103195403275528
Transferor (hereinafter as ‘Party C’): Lijie Fu, male, Han, was born on August 29, 1969, ID Card No: 232325196908290016

Target Corporation (hereinafter as ‘Party D’): LANXI TIANXIANFANG LINEN CO., LTD

Address: 39th Group, 4th Committee, Chengdong Street, LanxiCounty

Legal representative: Lijie Fu

Article I. The Basic Objective Facts Of This Agreement

1.1 Party A is a limited liability company (joint venture) founded based on the laws of the People's Republic of China and validly existed. It was registered in Suihua Administrative Bureau for Industry and Commerce of Heilongjiang Province with a registered capital of RMB6 million. Its business license registration number is 232325100000046, and the business scope includes the production of linen yarn, linen fiber, linen finished products and technology development consulting. The business period is from June 11, 2002 to June 10, 2014.

1.2 Both Party B and Party C are citizens of the PRC, until the effective date of this agreement; Party B legally held 80% stock equity of Party D, while Party C legally held 20% stock equity of Party D.

1.3 Party D is a limited liability company founded based on the laws of the People's Republic of China and validly existed. It was registered in Lanxi Administrative Bureau for Industry and Commerce of Heilongjiang Province with a registered capital of RMB10 million. Its business license registration number is 232325100007352, and the business scope includes linen and linen products deep processing, distribution, import and export. The business period is from August 10, 2006 to August 10, 2026, and the shareholders are Party B and Party C.

1.4 Party A is based on the enterprise development on their own, by way of the acquisition of the entire equity of Party D held by Party B and Party C so as to acquire Party D and eventually own the entire equity of Party D, therefore, Party A, Party B and Party C have co-signed the “Intention Agreement of the Acquisition” on April 26, 2010.

1.5 In accordance with the provision of the “Intention Agreement of the Acquisition”, now Party A has completed the due diligence on the financial and legal items of Party D, and has not found any of the facts that the target company has undisclosed external guarantees, litigation, false assets, major business risk which may have substantial influence on the acquisition of stock equity.

1.6 Until 31 December 2008, the total assets of Party D were RMB45,615,029.35, the total liabilities were RMB22,531,376.90, the total equity of owners were RMB23,083,652.45; Until 31 December 2009, the total assets of Party D were RMB47,553,638.15, the total liabilities were RMB22,810,224.82, the total equity of owners were RMB24,743,413.33; Heilongjiang ZhongmingFutong Accounting Firm issued HZMFTKS (2010) No. 10031 Audit Report (Appendix I), HZMFTKS (2010) No 10032 Audit Report (Appendix II) respectively on April 18, 2010, and April 19, 2010, and the audit opinion of Heilongjiang ZhongmingFutong Accounting Firm was that the target company’s financial statements have been prepared in accordance with Accounting Standards for Business Enterprises and the Enterprise Accounting System, and fairly reflected the financial situation of the target company on December 31, 2008 and December 31, 2009 in all material aspects, as well as the operating results and cash flows in 2008 and 2009.

1.7 Heilongjiang Zhongming National Forest Assets Appraisal Co., Ltd issued HZLPBZD[2010] No. 10060 Assets Appraisal Report (Appendix III) on April 28, 2010, the appraisal agencies, based on the target company’s financial statements, the external economic environment and market conditions on the assessment benchmark date of March 31, 2010, determined that the target company’s assessed assets value was RMB44,401,485.41, assessed value of liabilities was RMB22,750,642.42 and the assessed value of net assets was RMB21,650,842.99.

1.8 In view of these above objective facts, based on the equal and free will principal  andafter full consultation, the parties have reached the Agreement so as to jointly abideon the acquisition of the entire equity of the target company by Party A which was held by Party B and Party C.

Article II.The Status Of This Agreement

This agreement is a final determination reached until the effective date of this Agreement based on all intentions agreed by Party A, Party B, Party C and Party D on the related matters of equity acquisition / transfer, also a final agreement reached by all parties relating to specific transactions. During the performance of this agreement by all parties, in the event that any oral or written various consensuses, guarantees, promises, understandings, agreements and other related issues agreed in the past occurred is inconsistence with the Agreement, this Agreement should govern..

Article Iii. The Acquisition / Transfer Object

3.1 Until the effective date of this Agreement, Party B has paid all subscribed capital in full according to the provision of the Article of Incorporation of Party D company, legally holding 80% stock equity of Party D, Party C has paid all subscribed capital in full according to the provision of the Article of Incorporation  of Party D company, legally holding 20% stock equity of Party D.

3.2 Party B and Party C stated as follows to Party A:

3.2.1 The 80% stock equity of Party D held by Party B was the legally acquired equity invested by his own lawful property, so the equity is owned by himself solely, without any ownership dispute, without collateral security and without any rights restricted.

3.2.2 The 20% stock equity of Party D held by Party C was the legally acquired equity invested by his own lawful property, so the equity is owned by himself solely, without any ownership dispute, without collateral security and without any rights restricted.

3.3 Party B and Party C voluntarily transfer the target company’s entire equity held by them respectively to Party A in one time under the regulation of theAgreement; Party A voluntarily purchases all of the target company’s entire equity held by Party B and Party C under the regulation of theAgreement.

Article IV.The Basis And Price To Determine The Stock Acquisition / Transfer Price

4.1 The parties agree the determination that the assessed value of the target company’s total assets assessed by the assessment agency with statutory qualifications based on the financial audit of the target company was taken as the benchmark price of this equity acquisition / transfer. According to Appendix I of this Agreement, until December 31, 2008, the total assets of Party D were RMB45,615,029.35; According to Appendix II of this Agreement, until December 31, 2009, the total assets of Party D were RMB47,553,638.15; According to Appendix III of this Agreement, until the base date of assets assessment of March 31, 2010, the total assets assessed values of Party D were 44,401,485.41 Yuan.

4.2 All of the parties in this agreement have no objection to above audit and evaluation on the asset value, therefore, the parties voluntarily and irrevocably confirm that the stock acquisition / transfer price is RMB44,401,485.00.

Article V.Target Company Liabilities And Commitments

5.1 The parties agree all target company’s legal and valid liabilities which are determined by the audit report and assessment report issued by audit and assessment agencies with statutory qualifications. According to Appendix I of this Agreement, until December 31, 2008, the total liabilities of Party D were RMB22,531,376.90; According to Appendix II of this Agreement, until December 31, 2009, the total liabilities of Party D were RMB22,810,224.82; According to Appendix III of this Agreement, until the base date of assets assessment of March 31, 2010, the total liabilities assessed values of Party D were RMB22,750, 642.42.

5.2 All of the parties in this agreement have no objection to above audit and evaluation on liabilities. Hereby Party B and Party C promise and guarantee that the total liabilities assessed values ofRMB 22,750,642.42 of Party D until the base date of assets assessment of March 31, 2010 should be undertaken jointly by Party B and Party C, while Party B and Party C jointly pay off the above liabilities using the cost paid by Party A, and the remaining cost after paying off the liabilities of Party D should be paid for Party B and Party C according to the equity proportion.

Article VI.The Payment Deadline And Method Of The Acquisition Price

6.1 Party A, Party B and Party C agree to use RMB as the settlement currency of stock equity acquisition / transfer.

6.2 Party A, Party B and Party C agree that after the effective date of this Agreement, Party A should pay the consideration for all stock equity acquisition  in one time:
Within three working days since the effective date of this Agreement, Party A shall pay 44, RMB401,485.00 to Party B and Party C as the consideration of the equity acquisition (RMBForty-four million four hundred one thousand four hundred and eighty-five);

Since the effective date of this Agreement, Party D will be responsible for the completion of stock equity business change of registration within twenty working days and change the registration of the entire stock equity under the name of Party B and Party C to be under the name of Party A.

6.3 Party B and Party C should issue a receiving credential written personally to Party A immediately after receiving the stock equity consideration paid by Party A.

Article VII.Debt Redemption Supervision

7.1 Party B and Party C undertake a liability for satisfaction of RMB (Twenty-two million seven hundred fifty thousand six hundred and forty-two Yuan, forty-two Fen) for Party D, and Party A is responsible for supervision.

7.2 Party B and Party D promise that they will firstly deposit entire RMB22,750,642.42 to the  bank account designated by Party A within two working days after fully receiving the stock equity consideration paid by Party A in accordance with this Agreement, and the funds will be specially used to pay for the above mentioned liabilities of Party D according to the deadline of redemption of debt and the payment process should be supervised by the Party A. Before the completion of all redemption of debt of Party D, the legal fruits of the bank account belong to Party D.

7.3 If Party B and Party C are not positive to pay for above liabilities of Party D, Party A has the right to directly use the funds in the account to pay for liabilities; If Party A refuses Party B and Party C to use the account balance to repay the liabilities of Party D, then the debt settlement liability of Party B and Party C to Party D as regulated in clause 7.1 of this Article is exempted, meanwhile, Party A shall bear the corresponding liability for satisfaction.

Article VIII.The Prerequisite Of Stock Acquisition / Transfer

The parties jointly determine the following situations are the prerequisites of the stock equity acquisition / transfer, the agreement will be terminated voluntarily if any of the condition is not achieved.

8.1 The smooth delivery of acquisition / transfer object

After the effective date of the Agreement, in the event that some disputes concerning the stock equity transferred by Party B or Party C occur in terms of  ownership, guaranty of pledge, rights restricted, resulting the inability to achieve the change of business registration, then the Agreement will terminate voluntarily, and no party will assume the liability for breach of contract.

8.2 Authority approval and abandonment of the right of preemption.

8.2.1 The board of shareholders of Party D will pass “resolution of the board of shareholders” aiming at the matters of the substantive conditions to acquire / transfer (Appendix IV) entire stock equity of all shareholders determined by Party A, Party B and Party C under this Agreement, all shareholders should agree the substantive conditions determined by the Agreement to transfer all stock equity held by them respectively, and should give up the right of preemption under the same conditions.

8.2.2 The Board of Directors of Party A passes a resolution (Appendix V) and agrees to acquire all stock equity of Party D held by Party B and Party C.

8.2.3 After the effective date of the Agreement, if the clause 8.2 fails to achieve, then the Agreement will terminate voluntarily, and no party will assume the liability for breach of the contract.

Article IX. The Post Processing Provided That The Prerequisite Is Out Of Completion

9.1 If any clause of 8.1, 8.2 in Article VIII fails to achieve, the disputing parties should notice the other party the legal fact that fails to achieve in writing, this Agreement will terminate voluntarily since the written notice has been sent to the other party and no party should assume the liability for breach of contract.

9.2 After the emergence of the legal fact that the prerequisite failed to achieve, if Party A has paid part of the consideration under this Agreement, Party B and Party C shall one-off fully return principal and interest within three days after receiving the written notice of Party A.

9.3 After the emergence of the legal fact that the prerequisite failed to achieve, Party A shall return and transfer the Party D’s financial books, stamps, benefits certificate and corporate assets to Party B, Party C and Party D for  control within three working days.

Article X. Delivery

10.1 The delivery of financial and equity certificate

After the effective date of the Agreement and within three working days after achieving the precondition provided in clause 8.2 of Article VIII in this Agreement, Party B and Party C should transfer the Party D’s financial books, stamps and benefits certificate to party A and Party A should supervise and use during the transition period. Party A shall make the necessary duty of a good administrator to supervise reasonably, and shall not privately possess the company’s relevant documents and seal, dispose corporate assets of Party D or waive relevant legal rights during the transition period.

The transition period mentioned in proceeding clause refers to the period from the effective date of this Agreement until the date that Party A has paid full consideration on schedule under this Agreement.

10.2 The transfer of corporate assets

After the effective date of the Agreement and within three working days after achieving the precondition in clause 8.2 of Article VIII in this Agreement, Party B and Party C shall transfer all assets of Party D to Party A for managing and control. Party shall make the necessary duty of a good administrator and should not dispose any asset of Party D during the transition period.

10.3 Change of business registration

After the effective date of the Agreement and the achievement of the prerequisites in clause 8.2 of Article VIII of this Agreement, the parties should immediately deal with the change procedures of business registration, and change the registration of all stock equity under the name of Party B and Party C to be under the name of Party A.

10.4 During the period from the base date of assets evaluation (March 31, 2010) to the expiration of the transition period, the income and liabilities generated by normal legal business of Party D should be shared and assumed by Party D, moreover, the transferred cost to Party B and Party C by Party A should be invariable; all taxes and fees resulting from the stock equity acquisition/ transfer should be assumed by various parties according to the law.

Article XI.The Transferor Joint Guarantee

11.1 Party B and Party C should undertake the liability for warrant of defects to the stock equity transferred by them respectively.

11.2 Hereby Party B and Party C jointly guarantee: if the possible liabilities of Party D arising due to the reason of Party B and Party C prior to the date of change of registration are not specified in the statutory accounts or liabilities detailed statement of Party D, and have not been recognized as a liability off the books, or although such liabilities are specified in the statutory accounts or liabilities detailed statement of Party D before the date of stock equity changes of registration, however, the amount of liabilities is greater than the account or the amount specified in liability detailed statement, then Party B and Party C should bear joint liabilityfor satisfaction.

11.3 Hereby Party B and Party C jointly guarantee: During the period from the base date of assets evaluation (March 31, 2010) to the effective date of the Agreement, Party B and Party C did not provide third party guarantee by Party D’s assets, and did not engage in any related transactions to cause the transfer of Party D’s legal interests.

Article XII.The Guarantee Of Stable Operation Of All Parties

12.1 During the period from the base date of assets evaluation (March 31, 2010) to the expiration of the transition period, the parties shall not in any way dispose the fixed assets and intangible assets of Party D’s company.

12.2 Hereby Party B and Party C guarantee that they shall not transfer the business opportunities of Party D in any way, shall not make any arrangement which is against the future management of Party D’s company and shall not carry out guarantee activity which can increase the liabilities of Party D’s company before the expiry of the transition period.

Article XIII.Duty Of Confidentiality

13.1 The parties hereby agree that all terms and contents in this Agreement and the Appendix, and all information related to one party obtained by another Party under this agreement are confidential, and the parties have a duty of confidentiality.However, it is except that such disclosure is the duty and responsibility required by law.

13.2 The parties hereby agree that they the confidential information shall not be used for any purpose other than the following circumstances: required by law, specified in this Agreement, or any litigation, arbitration, administrative punishment suffered from this Agreement, even under such circumstances, the parties should also use the confidential information strictly in accordance with the legal procedure.

Article XIV.Termination Of The Agreement

14.1 Termination by the consultation among the parties: if theAgreement cannot be normally performeddue to force majeure or other circumstances after signed, this Agreement can be terminated based on the consent of the parties, and no party should assume theliability for breach of contract.

14.2 Termination due to breach of contract by one party: after signing the agreement, if one party definitely expresses or by its behaviors indicates that he will not  perform its main liabilities, or one party delays to perform the principal liabilities, and still not fulfill within a reasonable time after receiving demand, or one party breaches of contract so that the agreement cannot be performed continuously, therefore the other  party cannot achieve the objective of the contract, then it  can unilaterally terminate this Agreement based on the relevant provisions of “Contract Law of PRC”.

Article XV.Liability For Breach Of Contract

15.1 The parties in this agreement should, based on the principle of good faith,  fully implement this agreement. The circumstances that any party does not fulfill the obligations of this agreement so that other party cannot exercise the rights stipulated in this Agreement shall constitute breach of contract, the breaching party should be observant to any penalty unless the circumstances that the parties agreed to assume no liability for breach of contract.

15.2 If the breaching party caused losses to the innocent party for its breach of contract, the breaching party shall indemnify the actual loss caused by breaching behavior, and the damages compensation scope includes travel costs, due diligence costs, legal fees, audit fees and assessment fees caused by the acquisition matters of promised party.

Article XVI. Dispute Resolution

16.1 The dispute arising from the implementation of this Agreement shall be governed by  the existing laws of PRC.

16.2 In the event of any dispute relating to this Agreement or arising from this Agreement, under the circumstance that cannot be resolved between the parties of this agreement, the parties agreed that any party may resolve disputes by the way of litigation according to relevant provisions of “Company Law of PRC”, “Civil Procedure Law of PRC” etc.

Article XVII. Notification

17.1 Communication Name of Party A: HEILONGJIANG LANXI SUNRISE LINEN TEXTILE INDUSTRY CO., LTD.

Address: Chengdong Street, Lanxicounty of Heilongjiang, Postcode: 151521

Legal Representative: RenGao

17.2 Communication Name of Party B:  Shufan Wang, Address: No 3, 2nd Floor, Unit 9, Building 214, Dafangli Street, Daowai District, Harbin, Heilongjiang Province, Postcode: 150001

17.3 Communication Name of Party C:  Lijie Fu, Address: No 39, Tiantao Lane, South Road of Xierdao Street, XinshengCommmunity, Lanxi Country, Heilongjiang Province, Postcode: 151500

17.4 Communication Name of Party D: LANXI TIANXIANFANG LINEN CO., LTD

Address: 39th Group, 4th Committee, Chengdong Street, LanxiCounty. Postcode: 151500

Legal representative:  Lijie Fu

Article XVIII. Miscellaneous

18.1 The Agreement Appendix is the indivisible part of the agreement.

18.2 The agreement has six original copies. Party A holds two copies, other parties  hold one copy respectively, and all of them shall have the same legal effect.

18.3 The parties should, based on the common principle of good faith,negotiate and resolve the unmentioned issues, if the parties reach common agreement and shall sign a written supplement agreement, and the supplemental agreement has the same effect with the Agreement.

18.4 The Agreement can only come into force once signed by the legal representatives or authorized representatives of Party A and Party D, stamped by the common seal of legal representatives and signed by Party B and Party C.

18.5 At the effective date of the Agreement, the “Enterprise Fixed Assets Lease Agreement” signed by Party A and Party D should be terminated to perform.

18.6 The seal and signature represent that the parties related to this agreement have fully reviewed the correctly confirmed, and represent the real meaning of the parties.

18.7 The date on the third page at the beginning of this Agreement is the effective date of this Agreement.

The following parts in this page are used for the common seal and signature of the Parties to this Agreement and their representatives:

Party A: HEILONGJIANG LANXI SUNRISE LINEN TEXTILE INDUSTRY
CO.,LTD(Seal)
Legal representative or authorized representative (signature):
By: /s/ RenGao
RenGao

Party B (sign and press fingerprint):
By: /s/ Shufan Wang
Shufan Wang
Party C (sign and press fingerprint):
By:/s/ Lijie Fu
Lijie Fu
Party D: LANXI TIANXIANFANG LINEN CO., LTD (Seal)

Legal representative or authorized representative (signature):
By: /s/ Lijie Fu
Lijie Fu